Exhibit 10.31

AMERICAN DEFENSE SYSTEMS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR

Agreement

1.             Grant of Option.  AMERICAN DEFENSE SYSTEMS, INC., a Delaware corporation (the “Company”) hereby grants, as of                        (“Date of Grant”), to                           (the “Optionee”) an option (the “Option”) to purchase up to               shares of the Company’s common stock, $.001 par value per share (the “Shares”), at an exercise price per share equal to $2.00 (the “Exercise Price”).  The Option shall be subject to the terms and conditions set forth herein.  The Option was issued pursuant to the Company’s 2007 Incentive Compensation Plan (the “Plan”), which is incorporated herein for all purposes.  The Option is a Non-Qualified Stock Option, and not an Incentive Stock Option.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2.             Definitions.  Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3.             Exercise Schedule.  Except as otherwise provided in Sections 6 or 10 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date

20%	First anniversary of the Date of Grant
40%	Second anniversary of the Date of Grant
60%	Third anniversary of the Date of Grant
80%	Fourth anniversary of the Date of Grant
100%	Fifth anniversary of the Date of Grant

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s Continuous Service, any unvested portion of the Option shall terminate and be null and void.

4.             Method of Exercise.  The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.  The written notice shall be accompanied by payment of the Exercise Price.  This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements.  No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5.             Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:  (a) cash; (b) check; (c) to the extent permitted by the Committee, with Shares owned by the Optionee, or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of the Option, or (d) if approved by the Committee, pursuant to a “cashless exercise” procedure by delivery by the Optionee of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the Exercise Price and any applicable income or employment taxes, or (e) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6.             Termination of Option.

(a)           General.  Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)            unless the Committee otherwise determines in writing in its sole discretion, three months after the date on which the Optionee’s Continuous Service is terminated other than by reason of (A) by the Company or a Related Entity for Cause, (B) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) the death of the Optionee;

(ii)           immediately upon the termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause;

(iii)          twelve months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(iv)          (A) twelve months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Section 6(a)(iii) hereof; or

(v)           the seventh anniversary of the date as of which the Option is granted.

(b)           Cancellation.  To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (A) the liquidation or dissolution of the Company, or (B) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the Shares are exchanged for or converted into securities issued by another entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) of the Plan, and (ii) the Committee in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any transaction that constitutes a Change in Control, the Option (or portion thereof) that remains unexercised on such date.  The Committee shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction).  The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

7.             Restrictions While Stock is Not Registered.

(a)           Restricted Shares.  Any Shares acquired upon exercise of the Option specified in Section 1 and (i) all shares of the Company’s capital stock received as a dividend or other distribution upon such shares, and (ii) all shares of capital stock or other securities of the Company into which such shares may be changed or for which such shares shall be exchanged, whether through reorganization, recapitalization, stock split-ups or the like, shall be subject to the provisions of this Section 7 at all times, and only at those times, that Shares are not registered under the Securities Exchange Act of 1934, as amended (such times during which the Stock is not so registered sometimes hereinafter being referred to as the “Restricted Period”) and are during the Restricted Period hereinafter referred to as “Restricted Securities.”

(b)           No Sale or Pledge of Restricted Securities.  Except as otherwise provided herein, the Optionee agrees and covenants that during the Restricted Period he or she shall not sell, pledge, encumber or otherwise transfer or dispose of, and shall not permit to be sold, encumbered, attached or otherwise disposed of or transferred in any manner, either voluntarily or by operation of law (all hereinafter collectively referred to as “transfers”), all or any portion of the Restricted Securities or any interest therein except in accordance with and subject to the terms of this Section 7.

(c)           Voluntary Transfer Repurchase Option.  If the Optionee desires to effect a voluntary transfer of any of the Restricted Securities during the Restricted Period, the Optionee shall first give written notice to the Company of such intent to transfer (the “Offer Notice”) specifying (i) the number of the Restricted Securities (the “Offered Shares”) and the date of the proposed transfer (which shall not be less than fifty (50) days after the giving of the Offer Notice), (ii) the name, address, and principal business of the proposed transferee (the “Transferee”), and (iii) the price and other terms and conditions of the proposed transfer of the Offered Shares to the Transferee.  The Offer Notice by the Optionee shall constitute an offer to sell all, but not less than all, of the Offered Shares, at the price and on the terms specified in such Offer Notice, to the Company and/or its designated purchaser.  If the Company desires to accept the Optionee’s offer to sell, either for itself or on behalf of its designated purchaser, the Company shall signify such acceptance by written notice to Optionee within fifty (50) days following the giving of the Option Notice.  Failing such acceptance, the Optionee’s offer shall lapse on the fifty-first day following the giving of the Option Notice.  With such written acceptance, the Company shall designate a day not later than ten days following the date of giving its notice of acceptance on which the Company or its designated purchaser shall deliver the purchase price of the Offered Shares (in the same form as provided in the Offer Notice) and the Optionee shall deliver to the Company or its designated Purchaser, as applicable, all certificates evidencing the Offered Shares endorsed in blank for transfer or with separate stock powers endorsed in blank for transfer.  The Company may in its sole and absolute discretion, notify the Optionee within fifty-one days following the giving of the Option Notice that it does not permit the transfer of the Offered Shares to the Transferee pursuant to the terms and conditions set forth in the Option Notice in which event any such transfer or attempted transfer by the Optionee to the Transferee shall be null and void. Upon the lapse without acceptance by the Company of the Optionee’s offer to sell the Offered Shares, and unless the Company shall provide written notice to the Optionee within fifty-one days following the giving of the Option Notice that it will not permit the transfer of the Offered Shares to the Transferee pursuant to the terms and conditions set forth in the Option Notice, the Optionee shall be free to transfer the Offered Shares not purchased by the Company or the designated purchaser to the Transferee (and no one else), for a price and on terms and conditions which are no more favorable to the Transferee than those set forth in the Offer Notice, for a period of thirty days thereafter, but after such period the restrictions of this Section 7 shall again apply to the Restricted Securities.  The Offered Shares so transferred by the Optionee to the Transferee shall continue to be subject to all of the terms and conditions of this Section 7 (including without limitation Section 7(f)) and the Company shall have the right to require, as a condition of such transfer, that the Transferee execute an agreement substantially in the form and content of the provisions of this Section 7, as well as any voting agreement and/or shareholders agreement required by the Company.

(d)           Involuntary Transfer Repurchase Option.  Whenever, during the Restricted Period, the Optionee has any notice or knowledge of any attempted, pending, or consummated involuntary transfer or lien or charge upon any of the Restricted Securities, whether by operation of law or otherwise, the Optionee shall give immediate written notice thereof to the Company.  Whenever the Company has any other notice or knowledge of any such attempted, impending, or consummated involuntary transfer, lien, or charge, it shall give written notice thereof to the Optionee.  In either case, the Optionee agrees to disclose forthwith to the Company all pertinent information in his possession relating thereto.  If during the Restricted Period any of the Restricted Securities are subjected to any such involuntary transfer, lien, or charge, the Company and its designated purchaser shall at all times have the immediate and continuing option to purchase such of the Restricted Securities upon notice by the Company to the Optionee or other record holder at a price and on terms determined according to Section 7(g) below, and any of the

Restricted Securities so purchased by the Company or its designated purchaser shall in every case be free and clear of such transfer, lien, or charge.

(e)           Excepted Transfers.  The provisions of Sections 7(a) and (b) shall not apply to transfers by the Optionee, either during his or her lifetime or upon his or her death, to his or her spouse and/or lineal descendants, to the trustee of any trusts for the sole benefit of the Optionee and/or the Optionee’s spouse and/or the Optionee’s lineal descendants; provided, however, that during the Restricted Period the Optionee shall continue to be subject to all of the terms and provisions of this Section 7 with respect to any remaining present or future interest whatsoever he or she may have in the transferred Restricted Securities, and, further provided that during the Restricted Period any shares transferred pursuant to this subsection (e) shall continue to be treated as Restricted Securities and the transferee of any such Restricted Securities shall likewise be subject to all such terms and conditions of this Section 7 as though such transferee were a party hereto.

(f)            Repurchase Option After Termination of Continuous Service.  Anything set forth in this Agreement to the contrary notwithstanding, the Company shall have the right (but not the obligation) to purchase or designate a purchaser of all, but not less than all, of the Restricted Securities (including, without limitation, any Restricted Securities transferred pursuant to Section 7(e)) during the Restricted Period and after termination of the Optionee’s Continuous Service for any reason, for the purchase price and on terms specified in Section 7(g) hereof.  The Company may exercise its right to purchase or designate a purchaser of the Restricted Securities at any time (without any time limitation) after the Optionee’s termination of Continuous Service and during the Restricted Period.  If the Company chooses to exercise its right to purchase the Restricted Securities hereunder, the Company shall give its notice of its exercise of this right to the Optionee or his or her legal representative specifying in such notice a date not later than ten (10) days following the date of giving such notice on which the Company or its designated purchaser shall deliver, or be prepared to deliver, the check or promissory note for the purchase price and the Optionee or his or her legal representative shall deliver all stock certificates evidencing such Restricted Securities duly endorsed in blank for transfer or with separate stock powers endorsed in blank for transfer.

(g)           Repurchase Price.  For purposes of Sections 7(d) and (f) hereof, the per share purchase price of Restricted Securities shall be an amount equal to the Fair Market Value of such Share, determined by the Committee as of any date determined by the Committee that is not more than one year prior to the date of the event giving rise to the Company’s right to purchase such Restricted Securities.  Notwithstanding the foregoing, if the event that gives rise to the Company’s right to repurchase the Restricted Securities is the termination of Optionee’s Continuous Service by the Company or a Related Entity for Cause, the per share purchase price of the Restricted Securities shall be an amount equal to the lesser of (i) the Fair Market Value of such Share (as determined in accordance with the previous sentence), and (ii) the original purchase price per share the Optionee paid for such Restricted Securities.  Any determination of Fair Market Value made by the Committee shall be binding and conclusive on all parties.  The purchase price shall, at the option of the Company, be payable in cash or in the form of the Company’s promissory note payable in up to three equal annual installments commencing 12 months after the acquisition by the Company (the “Restricted Share Acquisition Date”) of the Restricted Securities, together with interest on the unpaid balance thereof at the rate equal to the prime rate of interest as quoted in the Wall Street Journal on the Restricted Share Acquisition Date.

(h)           Legends.  The certificate or certificates representing any Restricted Securities acquired pursuant to the exercise of this Option prior to the last day of the Restricted Period shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL AND REPURCHASE OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN A NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.

8.             Transferability.  Unless otherwise determined by the Committee, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9.             No Rights of Stockholders.  Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date on which the Shares are issued.

10.           Acceleration of Exercisability of Option.

(a)           Acceleration Upon Certain Terminations or Cancellations of Option.  This Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, (i) the Option is terminated pursuant to Section 6(b)(i) hereof, or (ii) the Company exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b)(ii) hereof.

(b)           Acceleration Upon Change in Control.  This Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, and during the Optionee’s Continuous Service, there is a “Change in Control”, as defined in Section 9(b) of the Plan.

(c)           Exception to Acceleration Upon Change in Control.  Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for the Option, the vesting of the Option shall not be accelerated as described in Section 10(b).  For the purposes of this paragraph, the Option shall be considered assumed or substituted for if following the Change in Control the Option or substituted option confers the right to purchase, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company, or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of the Option will be solely common stock of the successor company or its parent or subsidiary substantially equal in Fair Market Value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

11.           No Right to Continued Employment.  Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

12.           Law Governing.  This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

13.           Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Agreement.  The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

14.           Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 230 Duffy Avenue, Unit C, Hicksville, NY 11801, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

15.           Market Stand-Off Agreement.  In the event of an initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Optionee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) acquired pursuant to the exercise of the Option, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

16.           Optionee’s Representations.  In the event that the Company’s issuance of the Shares purchasable pursuant to the exercise of this Option has not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached to this Agreement as Exhibit A or in such other form as the Company may request.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the            day of                                       , 2007.

COMPANY:

AMERICAN DEFENSE SYSTEMS, INC.

By:

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Option Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and the Option Agreement.  The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

Dated:	OPTIONEE:

By:

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:

COMPANY	:	AMERICAN DEFENSE SYSTEMS, INC.

SECURITY	:

AMOUNT	:

DATE :

In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

(a)           I am aware of the Company’s business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           I understand that the Company’s issuance of the Securities has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c)           I further understand that the Securities must be held indefinitely unless the transfer is subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register any transfer of the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless registered or such registration is not required in the opinion of counsel for the Company.

(d)           I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the Securities, such issuance will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph (d), I acknowledge and agree to the restrictions set forth in paragraph (e) hereof.

In the event that the Company does not qualify under Rule 701 at the time of issuance of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

(e)           I further understand that in the event all of the applicable requirements of Rule 144 or Rule 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and Rule 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Signature of Purchaser:

Date: